                                                                    EXHIBIT 4.3

================================================================================

                            VON HOFFMANN CORPORATION

                    ----------------------------------------

                 13.5% SUBORDINATED EXCHANGE DEBENTURES DUE 2009

                    ----------------------------------------

                               -------------------

                                    INDENTURE

                          DATED AS OF OCTOBER 16, 1998

                               -------------------

                               MARINE MIDLAND BANK

                                     Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

     TRUST INDENTURE
       ACT SECTION                                           INDENTURE SECTION
     310 (a)(1).................................................         7.10
         (a)(2).................................................         7.10
         (a)(3) ................................................         N.A.
         (a)(4).................................................         N.A.
         (a)(5).................................................         7.10
         (b) ...................................................   7.03; 7.10
         (c) ...................................................         N.A.
     311 (a) ...................................................         7.11
         (b) ...................................................         7.11
         (c) ...................................................         N.A.
     312 (a)....................................................         2.05
         (b)....................................................        13.03
         (c) ...................................................        13.03
     313 (a) ...................................................         7.06
         (b)(1) ................................................         N.A.
         (b)(2) ................................................   7.06; 7.07
         (c) ...................................................   7.06;13.02
         (d)....................................................         7.06
     314 (a) ...................................................   4.03;13.05
         (b) ...................................................         N.A.
         (c)(1) ................................................        13.04
         (c)(2) ................................................        13.04
         (c)(3) ................................................         N.A.
         (d)....................................................         N.A.
         (e)  ..................................................        13.05
         (f)....................................................         N.A.
     315 (a)....................................................         7.01
         (b)....................................................   7.05,13.02
         (c)  ..................................................         7.01
         (d)....................................................         7.01
         (e)....................................................         6.11
     316 (a)(last sentence) ....................................         2.09
         (a)(1)(A)..............................................         6.05
         (a)(1)(B) .............................................         6.04
         (a)(2) ................................................         N.A.
         (b) ...................................................         6.07
         (c) ...................................................         N.A.
     317 (a)(1) ................................................         6.08
         (a)(2).................................................         6.09
         (b) ...................................................         2.04
     318 (a)....................................................        13.01
         (b)....................................................         N.A.
         (c)....................................................        13.01

     N.A. means not applicable.
     * This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE...............................1
  Section 1.01.       Definitions..............................................................1
  Section 1.02.       Other Definitions........................................................9
  Section 1.03.       Incorporation by Reference of Trust Indenture Act........................9
  Section 1.04.       Rules of Construction...................................................10

ARTICLE 2             THE DEBENTURES..........................................................10
  Section 2.01.       Form and Dating.........................................................10
  Section 2.02.       Execution and Authentication............................................11
  Section 2.03.       Registrar and Paying Agent..............................................11
  Section 2.04.       Paying Agent to Hold Money in Trust.....................................12
  Section 2.05.       Holder Lists............................................................12
  Section 2.06.       Transfer and Exchange...................................................12
  Section 2.07.       Replacement Debentures..................................................25
  Section 2.08.       Outstanding Debentures..................................................26
  Section 2.09.       Treasury Debentures.....................................................26
  Section 2.10.       Temporary Debentures....................................................26
  Section 2.11.       Cancellation............................................................27
  Section 2.12.       Defaulted Interest......................................................27
  Section 2.13.       Record Date.............................................................27
  Section 2.14.       Computation of Interest.................................................27
  Section 2.15.       CUSIP Number............................................................28
  Section 2.16.       Certificate Regarding Interest..........................................28

ARTICLE 3             REDEMPTION AND PREPAYMENT...............................................28
  Section 3.01.       Notices to Trustee......................................................28
  Section 3.02.       Selection of Debentures to be Redeemed or Purchased.....................28
  Section 3.03.       Notice of Redemption....................................................29
  Section 3.04.       Effect of Notice of Redemption..........................................30
  Section 3.05.       Deposit of Redemption or Purchase Price.................................30
  Section 3.06.       Debentures Redeemed in Part.............................................31
  Section 3.07.       Optional Redemption.....................................................31
  Section 3.08.       Mandatory Redemption....................................................31
  Section 3.09.       Change of Control Offer.................................................31

ARTICLE 4             COVENANTS...............................................................33
  Section 4.01.       Payment of Debentures...................................................33
  Section 4.02.       Maintenance of Office or Agency.........................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
                                                                                             ----
  Section 4.03.       SEC Reports.............................................................34
  Section 4.04.       Compliance Certificate..................................................35
  Section 4.05.       Taxes...................................................................35
  Section 4.06.       Stay, Extension and Usury Laws..........................................36
  Section 4.07.       Restricted Payments.....................................................36
  Section 4.08.       [Intentionally Omitted].................................................36
  Section 4.09.       [Intentionally Omitted].................................................36
  Section 4.10.       [Intentionally Omitted].................................................36
  Section 4.11.       [Intentionally Omitted].................................................36
  Section 4.12.       [Intentionally Omitted].................................................36
  Section 4.13.       Offer to Purchase Upon Change of Control................................36
  Section 4.14.       Corporate Existence.....................................................37

ARTICLE 5             SUCCESSORS..............................................................38
  Section 5.01.       Merger, Consolidation or Sale of Assets.................................38
  Section 5.02.       Successor Corporation Substituted.......................................38

ARTICLE 6             DEFAULTS AND REMEDIES...................................................39
  Section 6.01.       Events of Default.......................................................39
  Section 6.02.       Acceleration............................................................40
  Section 6.03.       Other Remedies..........................................................41
  Section 6.04.       Waiver of Past Defaults.................................................41
  Section 6.05.       Control by Majority.....................................................42
  Section 6.06.       Limitation on Suits.....................................................42
  Section 6.07.       Rights of Holders of Debentures to Receive Payment......................42
  Section 6.08.       Collection Suit by Trustee..............................................43
  Section 6.09.       Trustee MayFile Proofs of Claim.........................................43
  Section 6.10.       Priorities..............................................................43
  Section 6.11.       Undertaking for Costs...................................................44

ARTICLE 7             TRUSTEE.................................................................44
  Section 7.01.       Duties of Trustee.......................................................44
  Section 7.02.       Rights of Trustee.......................................................46
  Section 7.03.       Individual Rights of Trustee............................................47
  Section 7.04.       Trustee's Disclaimer....................................................47
  Section 7.05.       Notice of Defaults......................................................47
  Section 7.06.       Reports by Trustee to Holders of the Debentures.........................47
  Section 7.07.       Compensation and Indemnity..............................................48
  Section 7.08.       Replacement of Trustee..................................................49
  Section 7.09.       Successor Trustee by Merger, etc........................................50

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
                                                                                             ----
  Section 7.10.       Eligibility; Disqualification...........................................50
  Section 7.11.       Preferential Collection of Claims Against The Company...................50

ARTICLE 8             LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................50
  Section 8.01.       Option to Effect Legal Defeasance or Covenant Defeasance................50
  Section 8.02.       Legal Defeasance and Discharge..........................................50
  Section 8.03.       Covenant Defeasance.....................................................51
  Section 8.04.       Conditions to Legal or Covenant Defeasance..............................51
  Section 8.05.       Deposited Money and Government Securities to be Held in Trust;
                      Other Miscellaneous Provisions..........................................53
  Section 8.06.       Repayment to The Company................................................53
  Section 8.07.       Reinstatement...........................................................54

ARTICLE 9             AMENDMENT, SUPPLEMENT AND WAIVER........................................54
  Section 9.01.       Without Consent of Holders of the Debentures............................54
  Section 9.02.       With Consent of Holders of Debentures...................................55
  Section 9.03.       Compliance with Trust Indenture Act.....................................56
  Section 9.04.       Revocation and Effect of Consents.......................................56
  Section 9.05.       Notation on or Exchange of Debentures...................................57
  Section 9.06.       Trustee to Sign Amendments, etc.........................................57

ARTICLE 10            SUBORDINATION...........................................................57
  Section 10.01.      Agreement to Subordinate................................................57
  Section 10.02.      Liquidation; Dissolution; Bankruptcy....................................58
  Section 10.03.      Default on Designated Senior Debt.......................................58
  Section 10.04.      Acceleration of Debentures..............................................59
  Section 10.05.      When Distribution Must Be Paid Over.....................................59
  Section 10.06.      Notice by Company.......................................................60
  Section 10.07.      Subrogation.............................................................60
  Section 10.08.      Relative Rights.........................................................60
  Section 10.09.      Subordination MayNot Be Impaired by Company.............................60
  Section 10.10.      Distribution or Notice to Representative................................61
  Section 10.11.      Rights of Trustee and Paying Agent......................................61
  Section 10.12.      Authorization to Effect Subordination...................................61
  Section 10.13.      Amendments..............................................................62
  Section 10.14.      No Waiver of Subordination Provisions...................................62
  Section 10.15.      Certain Definitions.....................................................62

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
                                                                                             ----
ARTICLE 11            MISCELLANEOUS...........................................................62
  Section 11.01.      Trust Indenture Act Controls............................................62
  Section 11.02.      Notices.................................................................62
  Section 11.03.      Communication by Holders of Debentures with Other Holders of Debentures.64
  Section 11.04.      Certificate and Opinion as to Conditions Precedent......................64
  Section 11.05.      Statements Required in Certificate or Opinion...........................64
  Section 11.06.      Rules by Trustee and Agents.............................................65
  Section 11.07.      No Personal Liability of Directors, Officers, Employees and
                      Stockholders............................................................65
  Section 11.08.      Governing Law...........................................................65
  Section 11.09.      No Adverse Interpretation of Other Agreements...........................65
  Section 11.10.      Successors..............................................................65
  Section 11.11.      Severability............................................................65
  Section 11.12.      Counterpart Originals...................................................65
  Section 11.13.      Table of Contents, Headings, etc........................................66

                                    EXHIBITS

         Exhibit A        FORM OF DEBENTURE
         Exhibit B        FORM OF CERTIFICATE OF TRANSFER
         Exhibit C        FORM OF CERTIFICATE OF EXCHANGE
         Exhibit D        FORM OF CERTIFICATE OF ACQUIRING
                          INSTITUTIONAL ACCREDITED INVESTOR

     Indenture, dated as of October 16, 1998, between Von Hoffmann Corporation, a Delaware corporation (the "COMPANY"), and Marine Midland Bank, as trustee (the "TRUSTEE").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Company's 13.5% Subordinated Exchange Debentures due 2009 (the "EXCHANGE DEBENTURES") and the Company's Series B 13.5% Subordinated Exchange Debentures due 2009 (the "SERIES B DEBENTURES" and, together with the Exchange Debentures, the "DEBENTURES"):

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.   DEFINITIONS.

     "144A GLOBAL DEBENTURE" means the global Debenture in the form of EXHIBIT A hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures issued to QIBs in exchange for shares of Preferred Stock that are Transfer Restricted Securities.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "AGENT" means any Registrar, Paying Agent or co-registrar.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial interests in a Global Debenture, the rules and procedures of the Depository that apply to such transfer and exchange.

     "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BOARD OF DIRECTORS" means the board of directors of the Company or (except in the case of the definition of Change of Control) any authorized committee of such board of directors.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CERTIFICATE OF DESIGNATIONS" means the Amended and Restated Certificate of Designations, Preferences and Rights relating to the Preferred Stock.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any person or group comprised solely of the Initial Investors, becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), by way of merger, consolidation or otherwise, of 50% or more of the voting power of all classes of voting securities of the Company and such person or group beneficially owns a greater percentage of the voting power of all classes of voting securities of the Company than that beneficially owned by the Initial Investors; (ii) the consummation of a sale or transfer of all or substantially all of the assets of the Company or VHP to any person or group (as defined above), other than any person or group comprised solely of the Initial Investors or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election was approved by a vote of a majority of directors then still in office who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved, cease for any reason to constitute a majority of the directors of the Company then in office, other than as a result of election of removal of directors, or a reduction of the number of directors comprising the Board of Directors of the Company, pursuant to the provisions governing the election and removal of directors of the Certificate of Designations or the Shareholders Agreement.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMPANY" means Von Hoffmann Corporation, a Delaware corporation.

     "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at such location designated by the Trustee.

     "DEBENTURES" means the Exchange Debentures and the Series B Debentures.

     "DEBENTURE CUSTODIAN" means the Trustee, as custodian for the Depository with respect to the Debentures in global form, or any successor entity thereto.

     "DEBENTURE OBLIGATIONS" means all Obligations with respect to the Debentures, including, without limitation, principal, premium, if any, and interest payable pursuant to the terms of the Debentures (including upon acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEFINITIVE DEBENTURES" means a certificated Debenture registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of EXHIBIT A hereto, except that such Debenture shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

     "DEPOSITORY" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Debentures, until a successor shall have been appointed and become such pursuant to Section 2.06 of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DESIGNATED SENIOR DEBT," means (i) any Obligations of the Company under the New Credit Agreement and (ii) in the event no Indebtedness is outstanding under the New Credit Agreement, any other Senior Debt the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature.

     "DLJMB" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

     "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE DEBENTURES" means the Company's 13.5% Subordinated Exchange Debentures due 2009.

     "EXCHANGE OFFER" means the offer by the Company to Holders to exchange Series B Debentures for Exchange Debentures.

     "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of determination.

     "GLOBAL DEBENTURES" means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures, in the form of EXHIBIT A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "GLOBAL DEBENTURE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Debentures issued under this Indenture.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" means a Person in whose name a Debenture is registered.

     "IAI GLOBAL DEBENTURE" means the global Debenture in the form of EXHIBIT A hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued to Institutional Accredited Investors in exchange for shares of Preferred Stock that are Transfer Restricted Securities.

     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDIRECT PARTICIPANT" means a Person who holds an interest through a Participant.

     "INITIAL INVESTORS" means DLJMB, ZS and the Management Holders and, in each case, their respective permitted assigns under the Shareholders Agreement.

     "INITIAL PURCHASER" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Debentures for use by such Holders in connection with the Exchange Offer.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "LIQUIDATION VALUE" has the meaning set forth in the Certificate of Designations.

     "MANAGEMENT EQUITY INTERESTS" means Equity Interests of Holdings held by any employee of the Company or any of its Subsidiaries.

     "MANAGEMENT HOLDERS" means holders of Management Equity Interests on the date that the Preferred Stock was originally issued by the Company.

     "MERGER AGREEMENT" means that certain agreement and plan of merger, dated April 3, 1997, among DLJMB, VH Acquisition, Inc., ZS and Robert A. Uhlenhop.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NEW CREDIT AGREEMENT" means that certain credit agreement, dated as of May 22, 1997, by and among the Company, DLJ Capital Funding, Inc. and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, including any guarantees of such Indebtedness.

     "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.04 hereof.

     "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "PARTICIPANT" means, with respect to DTC, a Person who has an account with DTC.

     "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or debt securities of the Company that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Debentures are subordinated to Senior Debt.

     "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PREFERRED STOCK" means the Company's 13.5% Senior Exchangeable Preferred Stock due 2009 and the Company's Series B 13.5% Senior Exchangeable Preferred Stock due 2009.

     "PRIVATE PLACEMENT LEGEND" means the legend in the form set forth in
Section 2.06(e) hereof.

     "PUBLIC OFFERING" means any underwritten or best efforts public offering of shares of common stock of the Company or VHP pursuant to an effective registration statement under the Securities Act.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 13, 1997, by and between the Company and the Initial Purchaser.

     "REPRESENTATIVE" means The Bank of Nova Scotia as Administrative Agent under the New Credit Agreement, or its successor thereunder, or any other representative of holders of Senior Debt identified pursuant to Section 10.04.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED BENEFICIAL INTEREST" means any beneficial interest of a Participant or Indirect Participant in the 144A Global Debenture.

     "RESTRICTED BROKER DEALER" has the meaning set forth in the Registration Rights Agreement.

     "RESTRICTED DEFINITIVE DEBENTURE" means a Definitive Debenture bearing the Private Placement Legend.

     "RESTRICTED GLOBAL DEBENTURE" means a Global Debenture bearing the Private Placement Legend.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR DEBT" means (i) all Obligations of the Company under the New Credit Agreement and under all Hedging Obligations payable to a lender under the New Credit Agreement or any of its affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (ii) all Obligations of the Company in respect of the VHP Notes and the indenture related thereto, (iii) any other Indebtedness of the Company unless the instrument under which such Indebtedness is incurred expressly provides that it is PARI PASSU or subordinated in right of payment to the Debentures and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes, (b) any Indebtedness of the Company to any of its Subsidiaries or (c) any trade payables.

     "SERIES B DEBENTURES" means the Company's Series B 13.5% Subordinated Exchange Debentures due 2009.

     "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement, dated as of May 22, 1997, among the Company and the shareholders of the Company named therein.

     "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date hereof.

     "TRANSFER RESTRICTED SECURITIES" has the meaning set forth in the Registration Rights Agreement.

     "TRUSTEE" means the Trustee named in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

     "UNRESTRICTED GLOBAL DEBENTURE" means a permanent global Debenture in the form of EXHIBIT A attached hereto that bears the Global Debenture Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Debentures that do not bear the Private Placement Legend.

     "UNRESTRICTED DEFINITIVE DEBENTURE" means one or more Definitive Debentures that do not bear and are not required to bear the Private Placement Legend.

     "VHP" means Von Hoffmann Press, Inc., a Delaware corporation.

     "VHP NOTES" means the 10 3/8% Senior Subordinated Notes due 2007 of VHP.

     "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

     "ZS" means ZSVH, L.P. together with ZS VH II L.P., as the context requires.

SECTION 1.02.   OTHER DEFINITIONS.

     TERM                                                   DEFINED IN SECTION
     "ACCELERATION NOTICE"................................................6.02
     "CHANGE OF CONTROL OFFER"............................................4.13
     "CHANGE OF CONTROL PAYMENT"..........................................4.13
     "CHANGE OF CONTROL PAYMENT DATE".....................................4.13
     "COVENANT DEFEASANCE"................................................8.03
     "EVENT OF DEFAULT"...................................................6.01
     "LEGAL DEFEASANCE"...................................................8.02
     "OFFER PERIOD".......................................................3.09
     "PAYING AGENT".......................................................2.03
     "PAYMENT DEFAULT"....................................................6.01
     "PURCHASE DATE"......................................................3.09
     "REGISTRAR"..........................................................2.03
     "RESTRICTED PAYMENTS"................................................4.07

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Debentures;

               "INDENTURE SECURITY HOLDER" means a Holder of a Debenture;

               "INDENTURE TO BE QUALIFIED" means this Indenture;

               "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee;

               "OBLIGOR" on the Debentures means the Company and any successor obligor upon the Debentures.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04.   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it herein;

     (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

     (3)  "OR" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)  provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2

                                 THE DEBENTURES

SECTION 2.01.   FORM AND DATING.

     The Debentures and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof, except to the extent provided in the Certificate of Designations upon issuance of Debentures in exchange for shares of Preferred Stock and except upon accretion of interest as provided in the Debentures.

     The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Debentures issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the Global Debenture Legend and the "Schedule of Exchanges in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Debenture Legend and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

     If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

     A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Debentures for original issue in an initial aggregate principal amount of up to the aggregate Liquidation Value of, plus accumulated and unpaid dividends on, the Preferred Stock upon exchange of the Debentures for the Preferred Stock pursuant to the Certificate of Designations. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount, plus an amount representing the accretion of interest on the Debentures as provided therein, except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Debentures may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Debentures.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.05.   HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.   TRANSFER AND EXCHANGE.

                (a) TRANSFER AND EXCHANGE OF GLOBAL DEBENTURES. A Global Debenture may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Debentures will be exchanged by the Company for Definitive Debentures if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository or (ii) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Debentures shall be issued in such names as the Depository shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

                (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL DEBENTURES. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL DEBENTURE. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Debenture may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL DEBENTURES. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Debenture to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Debenture), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Debentures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture, the Debentures and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to Section 2.06(h) hereof.

                (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL DEBENTURE. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a
                beneficial interest in the 144A Global Debenture, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                      (B) if the transferee will take delivery in the form of a
                beneficial interest in the IAI Global Debenture, then the transferor must deliver (x) a certificate in the form of EXHIBIT B hereto, including the certifications and certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL DEBENTURE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL DEBENTURE. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of clause (ii) above and:

                      (A) such exchange or transfer is effected pursuant to the
                Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Debentures or
                (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating
                Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the holder of such beneficial interest in a
                      Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof;

                          (2) if the holder of such beneficial interest in a
                      Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (3) thereof; and

                          (3) in each such case set forth in this subparagraph
                      (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

     Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

                (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE DEBENTURES.

                (i) If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a
                Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a
                QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                      (C) if such beneficial interest is being transferred
                pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(a) thereof;

                      (D) if such beneficial interest is being transferred to an
                Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                      (E) if such beneficial interest is being transferred to
                the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(b) thereof; or

                      (F) if such beneficial interest is being transferred
                pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(c) thereof,

     the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

                      (A) such exchange or transfer is effected pursuant to the
                Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating
                Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the holder of such beneficial interest in a
                      Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(b) thereof;

                          (2) if the holder of such beneficial interest in a
                      Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (3) thereof; and

                          (3) in each such case set forth in this subparagraph
                      (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                (iii) If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this
     Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Debenture cannot be exchanged for a Definitive Debenture bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Debenture bearing the Private Placement Legend.

                (d) TRANSFER AND EXCHANGE OF DEFINITIVE DEBENTURES FOR BENEFICIAL INTERESTS.

                (i) If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Debenture
                proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (2)(b) thereof;

                      (B) if such Definitive Debenture is being transferred to a
                QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                      (C) if such Definitive Debenture is being transferred
                pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(a) thereof;

                      (D) if such Definitive Debenture is being transferred to
                an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                      (E) if such Definitive Debenture is being transferred to
                the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(b) thereof; or

                      (F) if such Definitive Debenture is being transferred
                pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2)(c) thereof,

     the Trustee shall cancel the Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause
     (B) above, the 144A Global Debenture, and in all other cases, the IAI Global Debenture.

                (ii) A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

                      (A) such exchange or transfer is effected pursuant to the
                Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating
                Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the Holder of such Definitive Debentures
                      proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(c) thereof;

                          (2) if the Holder of such Definitive Debentures
                      proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (3) thereof; and

                          (3) in each such case set forth in this subparagraph
                      (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Debentures are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

                (iii) A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures. Prior to such exchange or transfer, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

     If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

                (e) TRANSFER AND EXCHANGE OF DEFINITIVE DEBENTURES FOR DEFINITIVE DEBENTURES. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

                (i) Restricted Definitive Debentures may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A
                under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof; and

                      (B) if the transfer will be made pursuant to any other
                exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                (ii) Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Unrestricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

                      (A) such exchange or transfer is effected pursuant to the
                Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating
                Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the Holder of such Restricted Definitive
                      Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof;

                          (2) if the Holder of such Restricted Definitive
                      Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (3) thereof; and

                          (3) in each such case set forth in this subparagraph
                      (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Debenture is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                (iii) A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof. Unrestricted Definitive Debentures cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Debenture.

                (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, or if an exchange offer with respect to the Preferred Stock has occurred pursuant to the Registration Rights Agreement prior to the original issuance of Debentures, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Debentures tendered for acceptance by Persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Series B Debentures or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Debentures in an aggregate principal amount equal to the principal amount of the Restricted Definitive Debentures accepted for exchange in the Exchange Offer or the aggregate Liquidation Value of, plus accumulated and unpaid dividends on, the shares of Preferred Stock exchanged for Debentures pursuant to the Certificate of Designations, as the case may be. Concurrent with the issuance of such Debentures, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Definitive Debentures in the appropriate principal amount.

                (g) LEGENDS. The following legends shall appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)   PRIVATE PLACEMENT LEGEND.

                      (A) Except as permitted by subparagraph (b) below, each
                Global Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                      (B) Notwithstanding the foregoing, any Global Debenture or
                Definitive Debenture issued pursuant to subparagraphs (b)(iv),
                (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                to this Section 2.06 (and all

                Debentures issued in exchange therefor or substitution thereof), and any Definitive Debenture issued in exchange for shares of Preferred Stock that are not Transfer Restricted Securities, shall not bear the Private Placement Legend.

                (ii) GLOBAL DEBENTURE LEGEND. Each Global Debenture shall bear a legend in substantially the following form:

     "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
     SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL DEBENTURES. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or cancelled in whole and not in part, each such Global Debenture shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or by the Depository at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or by the Depository at the direction of the Trustee, to reflect such increase.

                (i)   GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Company's written order or at the Registrar's request.

                (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.13 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

                (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07.   REPLACEMENT DEBENTURES.

     If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon the written order of the

Company signed by two Officers of the Company, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

     Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.08.   OUTSTANDING DEBENTURES.

     The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

     If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

     If the principal amount of any Debenture is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.   TREASURY DEBENTURES.

     In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10.   TEMPORARY DEBENTURES.

     Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures upon a written order of the Company signed by two Officers of the Company. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

     Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

     The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to the Company. The Company may not issue, except pursuant to an Exchange Offer, new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.   RECORD DATE.

     The record date for purposes of determining the identity of Holders of the Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14.   COMPUTATION OF INTEREST.

     Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15.   CUSIP NUMBER.

     The Company in issuing the Debentures may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.16.   CERTIFICATE REGARDING INTEREST.

     Promptly after an Interest Payment Date (as defined in paragraph 1 of the form of Debenture attached hereto as EXHIBIT A), the Company shall deliver to the Trustee a certificate signed by an Officer of the Company stating the amount of interest paid to the Holders and specifying whether such interest accreted to, and increased, the principal amount of the Debentures, or was paid in cash to the Holders, in either case, in accordance with paragraph (1) of the form of Debenture attached hereto as EXHIBIT A. Promptly after receiving such certificate, the Trustee shall promptly deliver or mail a copy thereof to the Holders.

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

     If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the paragraph of the Debentures and/or the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price.

     If the Company is required to make an offer to purchase Debentures pursuant to Section 4.13 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur,
(ii) the terms of the offer, (iii) the principal amount of Debentures to be purchased, (iv) the purchase price, (v) the purchase date and (vi) and further setting forth a statement to the effect that a Change of Control has occurred.

SECTION 3.02.   SELECTION OF DEBENTURES TO BE REDEEMED OR PURCHASED.

     If less than all of the Debentures are to be redeemed at any time, selection of the Debentures for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the

Debentures are listed, or, if the Debentures are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; PROVIDED that no Debentures with a principal amount of $1,000 or less shall be redeemed in part.

     The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial purchase or redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be purchased or redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed.

     The notice shall identify the Debentures to be redeemed and shall state:

                (1)   the redemption date;

                (2) the redemption price for the Debentures and accrued interest;

                (3) if any Debenture is being redeemed in part, the portion of the principal amount of such Debentures to be redeemed and that, after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Debenture;

                (4)   the name and address of the Paying Agent;

                (5) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (6) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

                (7) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

                (8) the CUSIP number, provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture shall not affect the validity of the proceeding for the redemption of any other Debenture.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest to such date. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

     On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Debentures must be accepted for purchase pursuant to Section 4.13, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Debentures to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium) and accrued interest on all Debentures to be redeemed or purchased.

     If Debentures called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Debentures to be redeemed or purchased, on and after the redemption or purchase date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Debenture is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption or tendered in a Change of Control Offer shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06.   DEBENTURES REDEEMED IN PART.

     Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

                (a) Except as set forth in the next paragraph, Debentures shall not be redeemable at the Company's option prior to May 15, 2002. Thereafter, the Debentures shall be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, PLUS any accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                  Year                                          PERCENTAGE
                  2002                                            106.75%
                  2003                                            105.40%
                  2004                                            104.05%
                  2005                                            102.70%
                  2006                                            101.35%
                  2007 and thereafter                             100.00%

                (b) Notwithstanding the foregoing, prior to May 15, 2002, the Company may redeem all, but not less than all, outstanding Debentures at a redemption price of 113.5% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Offering; PROVIDED that such redemption shall occur within 90 days of the date of the closing of such Public Offering.

SECTION 3.08.   MANDATORY REDEMPTION.

     Except as set forth under Sections 3.09 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

SECTION 3.09.   CHANGE OF CONTROL OFFER.

     In the event that the Company shall be required to commence a Change of Control Offer pursuant to Section 4.13 hereof, the Company shall follow the procedures specified below.

     A Change of Control Offer shall commence no later than 30 Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.13 hereof) and remain open for a period of at least 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase all Debentures tendered in response to the Change of Control Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Change of Control Offer.

     Upon the commencement of a Change of Control Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to such Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall describe the transaction or transactions that constitute the Change of Control and shall state:

                (a) that the Change of Control Offer is being made pursuant to this Section 3.09 and Section 4.13 hereof and the length of time the Change of Control Offer shall remain open;

                (b)   the purchase price and the Purchase Date;

                (c) that any Debenture not tendered or accepted for payment shall continue to accrue interest;

                (d) that, unless the Company defaults in making such payment, any Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Purchase Date;

                (e) that Holders electing to have a Debenture purchased pursuant to a Change of Control Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture duly completed, or transfer by book-entry transfer, to the Company, the Depository or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

                (f) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased; and

                (g) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

     On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to the Debentures to be purchased, together with accrued and unpaid interest thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment all Debentures or portions thereof tendered pursuant to the Change of Control Offer, (ii) deliver or cause the Paying Agent or Depository, as the case may be, to deliver to the Trustee Debentures so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest thereon, and the Company shall promptly issue a new Debenture, and the Trustee shall authenticate and mail or deliver such new Debenture, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Debentures surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   PAYMENT OF DEBENTURES.

     The Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Debentures (or, if applicable, interest shall accrete to, and increase, the principal amount of each Debenture) on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent (if other than the Company) holds, as of 10:00 a.m. (New York City time), money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.   SEC REPORTS.

     So long as any Debentures are outstanding, the Company shall furnish to the Holders of Debentures all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, for so long as any Debentures remain outstanding, the Company shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. HOWEVER, to the extent not required by the TIA, the Company shall not be required to make any reports pursuant to the foregoing two sentences to any Holder of Debentures that the Company reasonably believes to be a competitor of the Company.

     The financial information to be distributed to Holders of Debentures shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Debentures maintained by the Registrar within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

     The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by the Company, the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, and that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

     So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Section
5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

     The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; or (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures, except a payment of interest or a payment of principal at Stated Maturity (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

SECTION 4.08.   [INTENTIONALLY OMITTED].

SECTION 4.09.   [INTENTIONALLY OMITTED].

SECTION 4.10.   [INTENTIONALLY OMITTED].

SECTION 4.11.   [INTENTIONALLY OMITTED].

SECTION 4.12.   [INTENTIONALLY OMITTED].

SECTION 4.13.   OFFER TO PURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, each Holder of Debentures shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required hereby and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; PROVIDED that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Debentures required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.14.   CORPORATE EXISTENCE.

     Subject to Section 4.13 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists; and the Company delivers an Officers' Certificate and an Opinion of Counsel to the Trustee stating (A) that the proposed transaction and supplemental indenture comply with this Indenture and (B) that the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, that in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, the predecessor Company shall not be released or discharged from the obligation to pay the principal of or interest on the Debentures.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

     Each of the following constitutes an "Event of Default":

                (i) default for 30 days in the payment when due of interest on the Debentures (whether or not prohibited by Article 10 hereof);

                (ii) default in payment when due of principal of or premium, if any, on the Debentures (whether or not prohibited by Article 10 hereof);

                (iii) failure by the Company or any Subsidiary to comply with the provisions described under Sections 3.09, 4.07 or 4.13 hereof;

                (iv) failure by the Company for 60 days after notice to comply with its other agreements in this Indenture or the Debentures; or

                (v) the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case,

                      (B) consents to the entry of an order for relief against
                it in an involuntary case in which it is the debtor,

                      (C) consents to the appointment of a Custodian of it or
                for all or substantially all of its property,

                      (D) makes a general assignment for the benefit of its
                creditors, or

                      (E) admits in writing its inability generally to pay its
                debts as the same become due; or

                (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company, any of its
                Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case in which it is the debtor,

                      (B) appoints a Custodian of the Company, any of its
                Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that taken, taken together, would constitute a Significant Subsidiary, or

                      (C) orders the liquidation of the Company, any of its
                Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary,

     and the order or decree contemplated in clause (A), (B) or (C) remains unstayed and in effect for 60 consecutive days.

     To the extent that the last day of the period referred to in clause (i),
(iv) or (vi) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clause. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

SECTION 6.02.   ACCELERATION.

     If an Event of Default (other than an Event of Default with respect to the Company specified in clause (v) or (vi) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare the unpaid principal of and premium, if any, and interest on all the Debentures to be due and payable by notice in writing to the Company (and the Trustee, if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable; PROVIDED, HOWEVER, that, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the New Credit Agreement or (ii) five Business Days after the giving of written notice to the Company and the Representative of such acceleration. If an Event of Default with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary specified in clause (v) or (vi) of Section
6.01 hereof occurs, all outstanding Debentures shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Debentures may not enforce this Indenture or the Debentures except as provided herein.

     The Holders of a majority in principal amount of the then outstanding Debentures by written notice to the Trustee may rescind a Default or Event of Default (except nonpayment of principal or interest that has become due solely because of the acceleration).

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to the optional redemption provisions of Section 3.07(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures. If an Event of Default occurs prior to May 15, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Debentures prior to May 15, 2002, then the amount payable in respect of such Debentures for purposes of this paragraph for each of the twelve-month periods beginning on May 15 of the years indicated below shall be as set forth below, expressed as percentages of the principal amount that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest to the date of payment:

                         Year                 PERCENTAGE
                         1997                   113.50%
                         1998                   112.15%
                         1999                   110.80%
                         2000                   109.45%
                         2001                   108.10%

SECTION 6.03.   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

     Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange for Debentures) by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06.   LIMITATION ON SUITS.

     A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

                (a) Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

                (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

                (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

     A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07.   RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal of and premium, if any, and interest on the Debenture on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Debentures or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                      FIRST: to the Trustee, its agents and attorneys for
                amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                      SECOND: to holders of Senior Debt to the extent required
                by Article 10 hereof;

                      THIRD: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium, if any, and interest, respectively;

                      FOURTH: without duplication, to the Holders for any other
                Obligations owing to the Holders under this Indenture and the Debentures; and

                      FIFTH: to the Company or to such party as a court of
                competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

                (a) If an Event of Default has occurred and is continuing of which it has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                (b)   Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall not be obligated to verify the contents thereof.

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it (including, in the Trustee's discretion, payment in cash) against any loss, liability or expense, including reasonable attorney's fees that might be incurred by it in compliance with such request or direction.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

                (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                (g) The Trustee shall receive and retain financial reports and statements of the Company, as provided herein, but it shall have no duty to review or analyze such statements or reports to determine compliance with covenants or other obligations of the Company.

                (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as set forth herein, but the Trustee may require of the Company full information and advice as to performance of the aforesaid covenants, conditions and agreements.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Debenture pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures. The Trustee shall not be required to take notice or be deemed to have notice of any Default hereunder except failure by the Company to cause to be made any of the payments to the Trustee required to be made, or an Event of Default of which the Trustee has actual knowledge, unless the Trustee shall have been specifically notified in writing of such Default by the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.

     Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Debentures are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(v) or (vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a)   the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a Custodian or public officer takes charge of the Trustee or its property; or

                (d)   the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive payments in respect of the principal of and premium, if any, and interest on such Debentures when such payments are due from the trust referred to in Section 8.04(a); (b) the Company's obligations with respect to such Debentures under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02
hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee, including without limitation under Sections 7.07, 8.05 and 8.07 hereof, and the Company's obligations in connection therewith; and (d) the provisions of this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.13 and
4.14 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(i) through 6.01(iv) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Debentures:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

                (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debentures, (i) cash in United States dollars,

(ii) non-callable Government Securities or (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and premium, if any, and interest on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

                (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event or Default resulting from the borrowing of funds to be applied to such deposit);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                (i) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably required.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO THE COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Debenture and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of or premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF THE DEBENTURES.

     Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Debentures the Company and the Trustee may amend or supplement this Indenture or the Debentures:

                (a)   to cure any ambiguity, defect or inconsistency;

                (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

                (c) to provide for the assumption of the Company's obligations to the Holders of Debentures in the case of a merger, or consolidation pursuant to Article 5 hereof;

                (d) to make any change that would provide any additional rights or benefits to the Holders of Debentures or that does not adversely affect the legal rights hereunder of any such Holder; or

                (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the written request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF DEBENTURES.

     Except as provided below in this Section 9.02, this Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Debentures), and, subject to any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with or a tender offer or exchange offer for the Debentures).

     Upon the request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Debenture affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

     Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the

Debentures. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Debenture held by a non-consenting Holder):

                (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures (other than provisions relating to Sections 3.09 and 4.13 hereof) in a manner adverse to the Holders of the Debentures;

                (c) reduce the rate of or change the time for payment of interest on any Debenture;

                (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration);

                (e) make any Debenture payable in money other than that stated in the Debentures;

                (f)   make any change in Section 6.04 or 6.07 hereof;

                (g) waive a redemption payment with respect to any Debenture (other than a payment required by Section 4.13 hereof); or

                (h) make any change in the amendment and waiver provisions of this Article 9.

     In addition, any amendment to the provision of Article 10 of this Indenture shall require the consent of the Holders of at least 75% in aggregate amount of Debentures the outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures) if such amendment would adversely affect the rights of the Holders of Debentures.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any

Debenture. However, any such Holder or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for determining which Holders of the Debentures must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Debentures furnished for the Trustee prior to such solicitation pursuant to Section 2.05 hereof or
(ii) such other date as the Company shall designate.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF DEBENTURES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Debenture agrees, that the Debenture Obligations shall be subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or cash equivalents of all Senior Debt, whether outstanding on the date hereof or thereafter incurred.

     The provisions of this Article 10 shall constitute a continuing offer to all Persons that, in reliance upon such provisions, become holders or, or continue to hold Senior Debt; such provisions are made for the benefit of holders of Senior Debt and they or each of them may enforce the rights of holders of Senior Debt hereunder, subject to the terms and provisions hereof.

SECTION 10.02.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                (a) the holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Debentures will be entitled to receive any payment with respect to the Debenture Obligations (except that Holders of Debentures may receive Permitted Junior Securities and payments made from the trust created pursuant to Article 8 hereof); and

                (b) until all Obligations with respect to Senior Debt are paid in full in cash or cash equivalents, any distribution to which the Holders of Debentures would be entitled shall be made to the holders of Senior Debt (except that Holders of Debentures may receive Permitted Junior Securities and payments made from the trust created pursuant to Article 8 hereof).

SECTION 10.03.  DEFAULT ON DESIGNATED SENIOR DEBT.

     The Company also may not make any payment upon or in respect of the Debentures (except that Holders of Debentures may receive Permitted Junior Securities and payments made from the trust created pursuant to Article 8 hereof) if:

                (i) a default in the payment of the principal of or premium, if any, or interest on, or commitment fees relating to, any Designated Senior Debt occurs and is continuing beyond any applicable period of grace; or

                (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Company or a Representative with respect to such Designated Senior Debt.

Payments on the Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

SECTION 10.04.  ACCELERATION OF DEBENTURES.

     The Company shall provide the names of the Representatives of the Senior Debt to the Trustee; PROVIDED, HOWEVER, that the failure to provide such notice shall not prejudice any of the rights hereunder of the holders of Senior Debt.

SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee receives any payment of any Obligations with respect to the Debenture Obligations at a time when the Trustee has received written notice at least two Business Days prior to such payment is prohibited by
Section 10.02 or 10.03 hereof, such payment shall be held by the Trustee for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     In the event that any Holder receives any payment of any Obligations with respect to the Debenture Obligations at a time when such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.  NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debenture Obligations to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debenture Obligations to the Senior Debt as provided in this Article 10.

SECTION 10.07.  SUBROGATION.

     After all Senior Debt is paid in full in cash or cash equivalents and until the Debentures are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

SECTION 10.08.  RELATIVE RIGHTS.

     This Article 10 defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall:

                (i) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Debentures in accordance with their terms;

                (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

     If the Company fails because of this Article 10 to pay principal of or premium, if any, or interest on a Debenture on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Debentures shall be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice that the payment of any Obligations with respect to the Debentures would violate this Article 10, PROVIDED that this Section 10.11 shall not limit or modify the rights of holders of Senior Debt to recover any such payments from the Holders of the Debentures pursuant to Sections 10.02, 10.03 and/or 10.05. Only the Company or a Representative may give such notice. Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of a Debenture by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.01(v) and (vi) and Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, each Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

SECTION 10.13.  AMENDMENTS.

     Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate amount of Debentures then outstanding if such amendment would adversely affect the rights of the Holders of Debentures.

SECTION 10.14.  NO WAIVER OF SUBORDINATION PROVISIONS.

                (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder.

                (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.15.  CERTAIN DEFINITIONS.

     For purposes of this Section 10, the terms "DISTRIBUTION" and "PAYMENT" include payments, distributions and other transfers of assets by or on behalf of the Company (including redemptions, repurchases or other acquisitions of the Debentures) from any source, of any kind or character, whether direct or indirect, by set-off or otherwise, whether in cash, property or securities.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02.  NOTICES.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight courier guaranteeing next day delivery, to the other's address:

                If to the Company:

                Von Hoffmann Corporation
                1000 Camera Avenue
                St. Louis, Missouri  63126
                Telecopy:  (314) 966-0983
                Attention: President

                With a copy to:

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, New York  10153
                Telecopy:  (212) 310-8007
                Attention: Stephen M. Besen, Esq.

                If to the Trustee:

                Marine Midland Bank
                140 Broadway
                12th Floor
                New York, New York  10005
                Telecopy:  (212) 658-6425
                Attention: Corporate Trust Administration -- Von Hoffmann
                           Corporation

     The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to the Trustee or to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

     Any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at its Corporate Trust Office (Attention: Corporate Trust Administration--Von Hoffmann Corporation).

     Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     Except with respect to notices or communications to the Trustee, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

SECTION 11.08.  GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES.

SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  SUCCESSORS.

     All agreements of the Company in this Indenture and the Debentures shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.11.  SEVERABILITY.

     In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Dated as of October 16, 1998            Von Hoffmann Corporation


                                        By:
                                           Name:
                                           Title:


                                        Marine Midland Bank, as Trustee


                                        By:
                                           Name:
                                           Title:

                                    EXHIBIT A
                               (Face of Debenture)
            [Series B] 13.5% Subordinated Exchange Debenture due 2009

No. ______      $_______________
                                                                       CUSIP NO.

                            VON HOFFMANN CORPORATION

promises to pay to ___________________, or registered assigns, the principal sum of ________________ dollars (as such amount may be increased as provided herein) on May 15, 2009.

                 Interest Payment Dates: May 15 and November 15

                       Record Dates: May 1 and November 1

                                        VON HOFFMANN CORPORATION


                                        By:
                                           Name:
                                           Title:


                                        By:
                                           Name:
                                           Title:

Dated:

This is one of the
Debentures referred to in the
within-mentioned Indenture:


                                ,
     as Trustee

By:
     ---------------------
     Name:
     Title:

                  (LEGENDS APPEAR ON REVERSE FACE OF DEBENTURE)

                               (Back of Debenture)
            [Series B] 13.5% Subordinated Exchange Debenture due 2009

     [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

     [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE

----------
(1). This paragraph should be included only if the Debenture is issued in global form.

SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](2)

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Von Hoffmann Corporation, a Delaware corporation, or its successor (the "COMPANY"), promises to pay interest on the principal amount of this Debenture at the rate of 13.5% per annum. The Company will pay interest in United States dollars semi-annually in arrears on May 15 and November 15 of each year, commencing with the first such date following the issuance of the Debentures, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"); PROVIDED, HOWEVER, that prior to the later to occur of (a) the first date on which interest would be permitted to be paid in cash pursuant to the terms of the then-outstanding indebtedness of the Company and its Subsidiaries and any other contractual provisions limiting the ability of the Company and its Subsidiaries to declare or pay cash interest or (b) May 22, 2002, interest shall not be paid in cash but shall accrete to, and increase, the principal amount of each Debenture. Interest on the Debentures shall accrue from the most recent date to which interest has been paid or accreted to principal amount or, if no interest has been so paid or accreted, from the date of issuance; PROVIDED that if there is no existing Default or Event of Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Debentures, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures, or interest shall accrete to, and increase, the principal amount of each Debenture held by a registered Holder, as the case may be, at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Debentures shall be payable as to principal, premium, if any, and interest at the office or

----------
(2). This paragraph should be removed if the Debentures are issued in exchange for shares of Preferred Stock that are not Transfer Restricted Securities or upon the exchange of Series B Debentures for Exchange Debentures in the Exchange Offer or upon the registration of the Exchange Debentures pursuant to the terms of the Registration Rights Agreement.

agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of and premium, if any, and interest on all Global Debentures and on all other Debentures the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent. Except as provided in the preceding paragraph, such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Debentures under an Indenture dated as of October 16, 1998 ("INDENTURE") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are general unsecured Obligations of the Company limited in aggregate principal amount to the aggregate Liquidation Value of, plus accumulated and unpaid dividends on, the Preferred Stock upon exchange of the Debentures for the Preferred Stock pursuant to the Certificate of Designations, plus an amount representing the accretion of interest on the Debentures as provided herein.

     5. OPTIONAL REDEMPTION. Except as set forth in the next paragraph, the Debentures shall not be redeemable at the Company's option prior to May 15, 2002. Thereafter, the Debentures shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth in the Indenture.

     Notwithstanding the foregoing, prior to May 15, 2002, the Company may redeem all, but not less than all, outstanding Debentures at a redemption price of 113.5% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Offering; PROVIDED that such redemption shall occur within 90 days of the date of the closing of such Public Offering.

     6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

     7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, each Holder of Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such

Holder's Debentures pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Holders of the Debentures that are the subject of a Change of Control Offer may elect to have such Debentures purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Debentures or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000, except to the extent provided in the Certificate of Designations upon issuance of Debentures in exchange for shares of Preferred Stock and except upon accretion of interest as provided herein. The transfer of the Debentures may be registered and the Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. SUBORDINATION. Each Holder by accepting a Debenture agrees that the payment of principal of and premium, if any, and interest on each Debenture is subordinated in right of payment, to the extent and in the manner provided in
Article 10 of the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of Senior Debt.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs and the provisions of the Indenture, the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Debentures), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures).

     Without the consent of any Holder of Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     In addition, any amendment to the provision of Article 10 of the Indenture shall require the consent of the Holders of at least 75% in aggregate amount of Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures) if such amendment would adversely affect the rights of the Holders of Debentures.

     13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest with respect to the Debentures (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Debentures (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Company or any Subsidiary to comply with the provisions described in Sections 3.09, 4.07 or
4.13 of the Indenture; (iv) failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding to comply with its other agreements in the Indenture or the Debentures; and (v) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable; PROVIDED, HOWEVER, that, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement shall be outstanding, no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the New Credit Agreement or (ii) five Business Days after the giving of written notice to the Company and the Representative of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture.

     Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Debentures then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of or interest on the Debentures. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

     16. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. [ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Debentures under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of June 13, 1997, between the Company and the Initial Purchaser (the "REGISTRATION RIGHTS AGREEMENT").]

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Von Hoffmann Corporation
          100 Camera Avenue
          St. Louis, Missouri  63126
          Telecopy:  (314) 966-0983
          Attention: President

                                 Assignment Form

     To assign this Debenture, fill in the form below:

     (I) or (we) assign and transfer this Debenture to


                  (Insert assignee's soc. sec. or tax I.D. No.)


              (Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:
     ----------------------------

     Your Signature:
                                 -----------------------------------------------
                                    (Sign exactly as your name appears on the
                                            face of this Debenture)
     Signature Guarantee:
                                 -----------------------------------------------

                       Option of Holder to Elect Purchase

     If a Change of Control has occurred and you want to elect to have this Debenture purchased by the Company pursuant to Section 4.13 of the Indenture, check this box

     If a Change of Control has occurred and you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.13 of the Indenture, state the amount you elect to have purchased: $___________

Date:
     ---------------------

                Your Signature:

                                     -------------------------------------------
                                        (Sign exactly as your name appears on
                                                    the Debenture)

                                     Tax Identification No.:
                                                             -------------------

                Signature Guarantee:
                                     -------------------------------------------

                      SCHEDULE OF EXCHANGES OF DEBENTURE(3)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL DEBENTURE FOR OTHER DEBENTURES HAVE BEEN MADE:

                                                                      Principal Amount
                                                                      of this Global
                     Amount of decrease in    Amount of increase in   Debenture                Signature of authorized
                     Principal Amount of      Principal Amount of     following such           officer of Trustee or
Date of Exchange     this Global Debenture    this Global Debenture   decrease (or increase)   Debenture Custodian
----------------------------------------------------------------------------------------------------------------------

----------
(3).  This should be included only if the Debenture is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Von Hoffmann Corporation
1000 Camera Avenue
St. Louis, Missouri 63126

Marine Midland Bank
140 Broadway
12th Floor
New York, New York  10005
Attn: Corporate Trust Administration--
      Von Hoffmann Corporation

            Re: 13.5% SUBORDINATED EXCHANGE DEBENTURES DUE 2009 OF VON HOFFMANN CORPORATION

     Reference is hereby made to the Indenture, dated as of October 16, 1998_ (the "INDENTURE"), between Von Hoffmann Corporation, a Delaware corporation, as issuer (the "COMPANY"), and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________ (the "TRANSFEROR") owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL DEBENTURE OR A DEFINITIVE DEBENTURE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

     2. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL DEBENTURE OR A DEFINITIVE DEBENTURE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (b) / / such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

                (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Debenture or Restricted Definitive Debentures and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of EXHIBIT D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Debenture and/or the Definitive Debentures and in the Indenture and the Securities Act.

     3. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL DEBENTURE OR OF AN UNRESTRICTED DEFINITIVE DEBENTURE.

                (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

                (b) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:                  ,
      ------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  / / a beneficial interest in the:

          (i)   / / 144A Global Debenture (CUSIP      ), or

          (ii)  / / IAI Global Debenture (CUSIP_______); or

     (b)  / / a Restricted Definitive Debenture.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  / / a beneficial interest in the:

          (i)   / / 144A Global Debenture (CUSIP______), or

          (ii)  / / IAI Global Debenture (CUSIP_______); or

          (iii) / / Unrestricted Global Debenture (CUSIP_______); or

     (b)  / /  a Restricted Definitive Debenture; or

     (c)  / /  an Unrestricted Definitive Debenture,

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Von Hoffmann Corporation
1000 Camera Avenue
St. Louis, Missouri  63126

Marine Midland Bank
140 Broadway
12th Floor
New York, New York  10005
Attn:  Corporate Trust Administration--
        Von Hoffmann Corporation

             Re: 13.5% SUBORDINATED EXCHANGE DEBENTURES DUE 2009 OF VON HOFFMANN CORPORATION

     Reference is hereby made to the Indenture, dated as of October 16, 1998 (the "INDENTURE"), between Von Hoffmann Corporation, a Delaware corporation, as issuer (the "COMPANY"), and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     _____________ (the "OWNER") owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $____________ in such Debenture[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

     1. EXCHANGE OF RESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL DEBENTURE FOR UNRESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL DEBENTURE

                (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL DEBENTURE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL DEBENTURE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
          (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL DEBENTURE TO UNRESTRICTED DEFINITIVE DEBENTURE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE DEBENTURE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL DEBENTURE. In connection with the Owner's Exchange of a Restricted Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE DEBENTURE TO UNRESTRICTED DEFINITIVE DEBENTURE. In connection with the Owner's Exchange of a Restricted Definitive Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Unrestricted Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. EXCHANGE OF RESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES FOR RESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES

                (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL DEBENTURE TO RESTRICTED DEFINITIVE DEBENTURE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted Definitive Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.

                (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE DEBENTURE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL DEBENTURE. In connection with the Exchange of the Owner's Restricted Definitive Debenture for a beneficial interest in the [CHECK ONE] 0 144A Global Debenture, 0 IAI Global Debenture with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        [Insert Name of Owner]


                                        By:
                                           Name:
                                           Title:

Dated:                 ,
      -----------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Von Hoffmann Corporation
1000 Camera Avenue
St. Louis, Missouri  63126

Marine Midland Bank
140 Broadway
12th Floor
New York, New York  10005
Attn:   Corporate Trust Administration--
        Von Hoffmann Corporation

              Re: 13.5% SUBORDINATED EXCHANGE DEBENTURES DUE 2009 OF VON HOFFMANN CORPORATION

     Reference is hereby made to the Indenture, dated as of October 16, 1998 (the "INDENTURE"), between Von Hoffmann Corporation, a Delaware corporation, as issuer (the "COMPANY"), and Marine Midland Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a)  / / a beneficial interest in a Global Debenture, or

     (b)  / / a Definitive Debenture,

     we confirm that:

     1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

     2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Debentures or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes

(or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Debenture or beneficial interest in a Global Debenture from us in a transaction meeting the requirements of clauses
(A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Debentures or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Debentures or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        [Insert Name of Accredited Investor]


                                        By:
                                            Name:
                                            Title:

Dated:                 ,
      -----------------

                                       D-2